Exhibit 99.1

REALOGY NAMES LONGTIME FRANCHISE AND BROKERAGE LEADER
SUSAN YANNACCONE PRESIDENT AND CEO OF REALOGY FRANCHISE GROUP

MADISON, N.J. – November 17, 2020 – Realogy Holdings Corp (NYSE: RLGY), the largest full-service residential real estate services company in the United States, today announced the appointment of Susan Yannaccone as president and chief executive officer of Realogy Franchise Group LLC, effective November 30, 2020. Yannaccone will replace John W. Peyton, who today was announced as the new chief executive officer of Dine Brands Global, Inc.

Yannaccone joined Realogy in 2015, and in her new role, she will oversee the franchise operations of Better Homes and Gardens® Real Estate, CENTURY 21®, and ERA®, as well as the franchise and owned operations of Sotheby’s International Realty® and Corcoran®. Yannaccone will report to Ryan Schneider, Realogy’s chief executive officer and president.

“Sue is an exceptional leader who brings deep expertise running both franchise and brokerage businesses at Realogy and within the industry over the past 20 years,” said Schneider. “I am incredibly excited to work with Sue and our brand leaders to further grow our powerful brands for our franchise owners and affiliated agents.”
During her tenure at Realogy, Yannaccone has held senior franchise and owned brokerage leadership positions. Before joining the company, she had more than 15 years’ franchise experience in both commercial and residential real estate and has consistently been recognized as a leader within the industry. Yannaccone recently launched the “What Moves Her” campaign, focused on helping women in real estate develop their professional goals and leadership across the industry.

“Real estate, particularly helping entrepreneurs and small business owners grow their businesses, has been a passion of mine all my career,” said Yannaccone. “I am proud to take on the management of Realogy Franchise Group, particularly as the first woman to hold this role, and I look forward to working closely with our franchise leaders to further position our brands and owners for continued growth.”

“I am proud of Realogy’s talent development, which prepares leaders, like Sue and John, for what’s next in their careers,” Schneider concluded. “I am very much looking forward to working with Sue in her new role, and I greatly appreciate John’s leadership during his time at Realogy. I wish him well in this new opportunity as he returns to hospitality.”

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About Realogy Holdings Corp.
Realogy Holdings Corp. (NYSE: RLGY) is the leading and most integrated provider of U.S. residential real estate services, encompassing franchise, brokerage, relocation, and title and settlement businesses as well as a mortgage joint venture. Realogy's diverse brand portfolio includes some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby's International Realty®. Using innovative technology, data and marketing products, best-in-class learning and support services, and high-quality lead generation programs, Realogy fuels the productivity of independent sales agents, helping them build stronger businesses and best serve today’s consumers. Realogy's affiliated brokerages operate around the world with approximately 189,000 independent sales agents in the United States and more than 129,000 independent sales agents in 114 other countries and territories. Recognized for nine consecutive years as one of the World’s Most Ethical Companies, Realogy has also been designated a Great Place to Work three years in a row and one of Forbes’ Best Employers for Diversity. Realogy is headquartered in Madison, New Jersey.
Forward Looking Statements
Certain statements in this press release constitute "forward-looking statements." Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements, including statements regarding expectations with respect to future leadership changes. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
Various factors that could cause actual future results and other future events to differ materially from those in forward-looking statements include but are not limited to those set forth under the headings "Forward-Looking Statements" and "Risk Factors" in Realogy’s filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, its Annual Report on Form 10-K for the year ended December 31, 2019, and its other filings made from time to time. Realogy undertakes no obligation to release publicly any revisions to any forward-looking statements, except as required by law.

Investor Contacts:             Media Contacts:
Alicia Swift                Trey Sarten
(973) 407-4669                (973) 407-2162
alicia.swift@realogy.com            trey.sarten@realogy.com

Danielle Kloeblen            Kathleen LeFebvre
(973) 407-2148                (973) 407-2171
danielle.kloeblen@realogy.com        kathleen.lefebvre@realogy.com